UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2014

CHINA AUTO LOGISTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall
86 Tianbao Avenue, Free Trade Zone
Tianjin Province, The People’s Republic of China  300461
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously reported on a Form 8-K filed on November 22, 2013 (the “Original Form 8-K”), Tianjin Binhai Shisheng Trading Group Co. Ltd (“Shisheng”), a wholly-owned subsidiary of the Company, entered into a Cooperation Framework Agreement to establish a joint venture between Tianjin Zhonghe Auto Sales Service Co., Ltd (“Zhonghe”), its wholly-owned subsidiary, and Car King (China) Used Car Trading Co., Ltd (“Car King”), to operate a used car trading platform and related services (the “Joint Venture”) at the Airport International Automall in Tianjin, China. As disclosed in the Original Form 8-K, the final terms of the Joint Venture were subject to the execution of a Joint Venture Agreement between Zhonge and Car King.  After negotiation, Zhonghe and Car King will operate the Joint Venture in accordance with the terms of the Articles of Association of the Joint Venture, and will not be execuitng a Joint Venture Agreement.

Item 9.01.  Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
3.1	Articles of Association of Car King (Tianjin) Used Car Trading Co., Ltd., dated November 1, 2013.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer